Exhibit 99.1
MYR Group Enters Definitive Agreement to Acquire Valley Electric and Comet Electric
Thornton, Colo., May 27, 2026 – MYR Group Inc. (“MYR or the "Company”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada announced that it has entered into a definitive agreement to acquire all issued and outstanding shares of capital stock of Valley Holdings I, Inc. and its subsidiaries (collectively, “Valley”), including Valley Electric Company, Inc. (Valley Electric) and Comet Electric, Inc. (Comet Electric) and their respective affiliates, for consideration of approximately $328.0 million, subject to net asset and other post-closing purchase price adjustments. The Company expects to fund the acquisition through a combination of cash on hand and borrowings under its revolving credit facility. Valley Electric, founded in 1982 and headquartered in Everett, Washington, is one of the largest full-service electrical contractors in the Western U.S., serving commercial, industrial, transportation/heavy civil, and marine markets. Comet Electric, founded in 1976 and headquartered in Chatsworth, California, is a premier commercial and industrial contractor operating in Southern California.
Over the last two years, the combined average annual revenues of Valley Electric and Comet Electric were in excess of $400 million.
“Valley Electric and Comet Electric each bring high-quality workforces and strong management teams with decades of experience, who share our culture, values and commitment to delivering superior service to our customers through operational excellence. We expect their diverse project portfolio, strong reputation, design skills, and other services will enhance our ability to capture projects. We are excited to welcome the employees of Valley Electric and Comet Electric to the MYR Group organization and look forward to making this a smooth transition,” said MYR Group’s President and CEO, Rick Swartz.
“The addition of Valley Electric and Comet Electric to MYR Group is expected to continue to strengthen our Commercial & Industrial segment service offerings and geographic reach, while expanding our market position as we continue to provide additional services to both new and existing customers,” said Rick Swartz.
Transaction Approvals and Closing Conditions
The transaction has been approved by the seller (Prospect Capital Corporation) and the Board of Directors of MYR Group and is expected to close on or about July 1, 2026, subject to receiving required regulatory approvals and the satisfaction of other customary closing conditions.
Stifel is serving as the exclusive financial advisor to Valley on the transaction.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for data centers, clean energy projects, airports, hospitals, hotels, commercial and industrial facilities, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization, stadiums and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.

About Valley Electric and Comet Electric Company
Valley Electric, founded in 1982 and headquartered in Everett, Washington, is one of the largest full‑service electrical contractors in the Western U.S., delivering comprehensive preconstruction, design‑build/assist, BIM, prefabrication, project management, electrical and low‑voltage systems, service, and predictive maintenance across commercial, industrial, transportation/heavy civil, and marine markets. Its subsidiary, Comet Electric, established in 1976 and headquartered in Chatsworth, California, shares the same full‑service capabilities and market reach, specializing in key sectors including transportation, aviation, mission‑critical/data centers, water/wastewater, industrial, education, healthcare, and commercial. For more information, visit velectric.com and cometelectric.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Jennifer Harper, Vice President, Investor Relations & Treasurer, 847-979-5835, investorinfo@myrgroup.com
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